UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 29, 2019
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Board and Management Changes
On October 29, 2019, Gary R. Heminger notified the Marathon Petroleum Corporation (“MPC”) board of directors of his intention to retire as Chairman and Chief Executive Officer effective upon the conclusion of MPC’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”). Mr. Heminger will not stand for reelection at the 2020 Annual Meeting. MPC’s board of directors has formed a special committee of independent directors to conduct a search for his successor.
On October 29, 2019, Gregory J. Goff notified MPC’s board of directors of his intention to retire as Executive Vice Chairman effective December 31, 2019. Pursuant to the terms of the previously disclosed letter agreement, effective October 1, 2018, between Mr. Goff and MPC, Mr. Goff will be deemed to have resigned from all positions he holds with MPC or any of its affiliates upon his retirement on December 31, 2019. Consequently, Mr. Goff will no longer serve as a member of MPC’s board of directors effective upon his retirement on December 31, 2019. Frank M. Semple will succeed Mr. Goff as a member of MPC’s board of directors.
Anthony R. Kenney, Executive Vice President, and former President of MPC subsidiary Speedway, whose intention to retire was previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 25, 2019, will retire effective January 3, 2020.
Retention Amendments to Equity Awards
On October 29, 2019, in connection with the announced update of MPC’s strategic review and in the interest of promoting the retention of key executive personnel, the compensation committee of MPC’s board of directors approved the amendment of equity award agreements (such amendments, the “Retention Amendments”) governing the terms of long-term incentive awards granted under the 2012 Incentive Compensation Plan (the “2012 ICP”) in 2017, 2018 and 2019 to certain officers of MPC and its affiliates (the “Covered Officers”), including MPC named executive officers Timothy T. Griffith and Donald C. Templin.
The Retention Amendments provide that applicable awards granted to a Covered Officer under the 2012 ICP will vest on the earlier of (i) December 31, 2020, if the Covered Officer remains employed with MPC, MPLX or an affiliate through such date, and (ii) upon the Covered Officer’s involuntary separation prior to December 31, 2020 other than for cause. The Retention Amendments do not, however, apply to or otherwise modify the terms of the synergy incentive awards granted to Covered Officers and disclosed in MPC’s Current Reports on Form 8-K filed with the SEC on November 14, 2018 and January 30, 2019. Additionally, the Retention Amendments do not apply to awards granted under the 2012 ICP to named executive officers Gary R. Heminger, Anthony R. Kenney and Gregory J. Goff.
Important Additional Information
MPC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MPC shareholders in connection with the matters to be considered at MPC’s 2020 Annual Meeting. MPC intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from MPC shareholders. MPC shareholders are encouraged to read any such proxy statement and accompanying white proxy card when they become available as they will contain important information. Information regarding the ownership of MPC’s directors and executive officers in MPC shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with MPC’s 2020 Annual Meeting. Information can also be found in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with the SEC, and Current Reports on Form 8-K filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MPC with the SEC for no charge on the SEC website, MPC’s website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC’s Investor Relations office.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: November 1, 2019	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary